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                                                                    Exhibit 5(a)




                                 March 17, 1997



Community Medical Transport, Inc.
45 Morris Street
Yonkers, New York 10705

         Re: Registration of 50,000 shares of Common Stock, par value $.001 under the Securities Act of 1933, as amended
                  --------------------------------------------------------

Ladies and Gentlemen:

                  In our capacity as counsel to Community Medical Transport, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration statement on Form S-8 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 50,000 shares of Common Stock, par value $.001 per share, of the Company (the "Stock") to be issued upon the exercise of options heretofore granted or which may be granted subsequent hereto to acquire shares of Common Stock under the Company's 401(k) Retirement Savings Plan (the "Plan").

                  In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company, the Registration Statement, the Plan, corporate proceedings of the Company relating to the issuance of the Stock pursuant to the Plan, and such other instruments and documents as we deemed relevant under the circumstances.

                  In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

                  Based upon and subject to the foregoing, we are of the opinion that the Stock has been duly and validly authorized and, when issued and paid for as described in the Plan, will be duly and validly issued, fully paid and non-assessable.




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                  We hereby consent to the use of our opinion as herein set
forth as an exhibit to the Registration Statement, and to the reference to this firm in Item 5 of Part II of the Registration Statement.


                                              Very truly yours,

                                              Parker Duryee Rosoff & Hart


                                              By:/s/Michael D. DiGiovanna
                                              ---------------------------------
                                                    A Member of the Firm